U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

                       Date of Report November 12, 2001


                           CVD EQUIPMENT CORPORATION
              (Exact name of registrant as specified in charter)

                        Commission File No. 2097210-NY


            New York                                  11-2621692
       (State of Incorporation)        (IRS Employer Identification No.)


               1881 Lakeland Avenue, Ronkonkoma, New York 11779
                   (Address of principal executive offices)

                                 631-981-7081
                        (Registrant's telephone number)

                             ACQUISITION OF ASSETS



  On November 8, 2001, CVD Equipment Corporation (CVD) purchased from Research Incorporated, Eden Prarie, MN, substantially all of the assets of their Research International division that operated their Surface Mount Technology (SMT) business. The division specializes in solder reflow ovens for the printed circuit board industry and chip scale package industry. Research International started selling solder reflow equipment in the 1980's, and their product line is marketed throughout the world.

  CVD will be relocating these assets to our Ronkonkoma, NY location and will be operating this acquisition as a wholly owned division of CVD Equipment Corporation under the Research International name.

  This Form 8K is being submitted for information only. No further information is required for this transaction as it falls below the threshold requirements for submitting additional data under SEC guidelines.


  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized this 12th day of November 2001.


                                  CVD EQUIPMENT CORPORATION
                                  By     /s/ Leonard A. Rosenbaum
                                          Leonard A. Rosenbaum
                                          President
                                          Chief Executive Officer